UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2016

ECHO GLOBAL LOGISTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34470 (Commission File Number)	20-5001120 (I.R.S. Employer Identification No.)

600 West Chicago Avenue Suite 725 Chicago, Illinois (Address of principal executive offices)	60654 (Zip Code)

(800) 354-7993

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of  Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On August 19, 2016, Echo Global Logistics, Inc. (the “Company”) entered into an Amended and Restated Employment Agreement with each of Douglas R. Waggoner, the Company’s Chief Executive Officer (the “Waggoner Agreement”), David B. Menzel, the Company’s President and Chief Operating Officer (the “Menzel Agreement”), and Kyle Sauers, the Company’s Chief Financial Officer (the “Sauers Agreement,” and collectively with the Waggoner Agreement and the Menzel Agreement, the “Agreements”). The Agreements are effective as of August 19, 2016 and may be terminated at any time, with or without “cause.”  The Agreements replace the prior employment agreements with the executives which, by their terms, were set to expire on December 31, 2016.

The term of each Agreement runs through December 31, 2019, with automatic one-year renewals thereafter unless either party gives 90 days’ advance notice of intent not to renew the term.  The base salaries of the executives were not increased in connection with the execution of the Agreements.  The severance and change of control benefit levels for each executive under the Agreements are consistent with those provided under the prior agreements, except that (i) in the context of a termination without “cause” or for “good reason,” cash severance is modified from a multiple of the sum of base salary plus the average of the bonuses paid in the prior three years to a multiple of the sum of base salary plus the greater of such three-year bonus average or the target bonus for the year of the termination and (ii) in the event of a change of control, the vesting of outstanding performance-based equity awards is modified from vesting at the target level to vesting at the greater of target or actual performance through the date of the change of control (vesting remains at 50% when there is only a change of control (single trigger) and 100% when there is a change of control plus a qualifying termination of employment (double trigger)).

In addition to the foregoing, the Sauers Agreement has been amended to provide for a two-times (2X) severance multiple in the event that Mr. Sauers experiences a termination of employment without “cause” or for “good reason” in connection with a change of control (with his standard severance multiple remaining one times (1X) for qualifying terminations not in connection with an change of control).  The severance multiples for Messrs. Waggoner and Menzel continue to be two times (2X) for qualifying terminations, whether or not in connection with a change of control. The non-competition and non-solicitation provisions of the Agreements remain unchanged from those of the prior agreements.

The foregoing description of the Agreements is qualified in its entirety by reference to the actual terms of the Agreements, attached as Exhibits 10.1, 10.2 and 10.3 hereto and incorporated by reference herein.

Item 9.01              Financial Statements and Exhibits.

(d)        Exhibits:

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement, dated August 19, 2016, between Echo Global Logistics, Inc. and Douglas R. Waggoner
10.2	Amended and Restated Employment Agreement, dated August 19, 2016, between Echo Global Logistics, Inc. and David B. Menzel
10.3	Amended and Restated Employment Agreement, dated August 19, 2016, between Echo Global Logistics, Inc. and Kyle Sauers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHO GLOBAL LOGISTICS, INC.

Dated: August 19, 2016	By:	/s/ Kyle Sauers
	Name:	Kyle Sauers
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement, dated August 19, 2016, between Echo Global Logistics, Inc. and Douglas R. Waggoner
10.2	Amended and Restated Employment Agreement, dated August 19, 2016, between Echo Global Logistics, Inc. and David B. Menzel
10.3	Amended and Restated Employment Agreement, dated August 19, 2016, between Echo Global Logistics, Inc. and Kyle Sauers